Exhibit (99.3)


February 28, 2007


Mr. James T. Langley
(address intentionally omitted)

Re:  First Amendment to August 12, 2003 Letter Agreement

Dear Jim:

By way of a letter agreement dated August 12, 2003 (the "Agreement"), Eastman Kodak Company ("Kodak") and you agreed to certain terms regarding your employment. The purpose of this letter is to amend the Agreement as set forth herein, for such consideration as the parties acknowledge is mutually sufficient. Any defined term used in this letter agreement, unless otherwise defined herein, will have the same meaning as that ascribed to it under the Agreement.

1.   Individual Bonus Plan

     A. In General. You will be eligible to participate in an individual bonus plan (the "Plan") based on the performance of the Company's Graphic Communications Group during the period commencing January 1, 2007 and ending December 31, 2007. The purpose of this Plan is to incent you to achieve certain pre-established goals in the Graphic Communications Group during the year. Your maximum award under the Plan for the one-year period will be $300,000. The plan will be performance-based and, therefore, any payment under the Plan will be contingent upon satisfaction of the Plan's performance goals. The "Bonus Administrator" (as defined in Subsection G below), with your input, will provide you with a detailed description of all of the terms and conditions of the Plan (the "Plan Description"). This section describes several of the Plan's major features.

     B. Maximum Performance Goals. "Maximum performance goals" will be established for the year. To receive the entire amount of the maximum award for the year, it will be necessary for you to achieve 100% of this established "maximum performance goals". The "maximum performance goals" for the year will be established by the Bonus Administrator, with your input, in a manner similar to the manner in which business unit goals are established under ACP and EXCEL.

     C. Minimum Performance Goals. If you do not achieve the "maximum performance goals" for the year, you may nevertheless receive a portion of the maximum award for the year if you achieve at least the Plan's "minimum performance goals" for the year. "Minimum performance goals" will be established by the Bonus Administrator, with your input. If you achieve for the year at least the "minimum performance goals", you will receive a portion of the maximum award for the year. The exact amount of the award will be determined pursuant to the payment methodology set forth in the Plan Description.

     D.   Maximum  Award.   The  maximum award for the  Plan's  one-year
          period is $300,000.

     E. Continued Employment. Except as provided in Subsection (F) below, in order to receive an award for the year, it will be necessary for you to remain continuously employed by Kodak through and including December 31, 2007. If prior to January 1, 2008, your employment terminates for any reason, other than as set forth in Subsection (F) below, you will forfeit in entirety the award for the year.

     F. Termination Without Cause or For Good Reason. Notwithstanding Subsection (E) above to the contrary, if prior to January 1, 2008 Kodak terminates your employment without Cause, you will receive the maximum award available under the Plan, $300,000. If you terminate employment for Good Reason prior to January 1, 2008, you will receive a pro-rated award for the year. The amount of the pro-rated award will be determined from the award earned for the year that you would have otherwise received had you remained employed through December 31, 2007 and be based on the number of days you were employed by Kodak during the year.

     G. Administration. The award will be administered by Kodak's Chief Executive Officer (the "Bonus Administrator") in accordance with the terms of this letter agreement and the terms and conditions of the Plan Description. Within 45 days of the completion of the year or as soon thereafter as is administratively practicable (but not to exceed 90 days after year end), the Bonus Administrator will determine whether you have achieved the performance goal for the year and, if so, the amount of the award that will be credited to you. The Bonus Administrator will have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms and all the authority that may be necessary or helpful to enable him/her to discharge his/her responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Bonus Administrator will have the exclusive right to: interpret the Plan, decide all questions concerning eligibility for and the amount of any award payable under the Plan, construe any ambiguous provision of the Plan, correct any default, supply any omission, reconcile any inconsistency, and decide all questions arising in the administration, interpretation and application of the Plan. The Bonus Administrator will have full discretionary authority in all matters related to the discharge of his/her responsibilities and the exercise of his/her authority under the Plan, including, without limitation, his/her construction of the terms of the Plan and his/her determination of eligibility for an award under the Plan. It is the intent of the Plan, as well as both parties hereto, that the decisions of the Bonus Administrator and his/her action with respect to the Plan will be final and binding upon all persons having or claiming to have any right or interest in or under the Plan and that no such decision or actions shall be modified upon judicial review unless such decision or action is proven to be arbitrary or capricious.

     H. Payment. Any award earned by you for 2007 will be paid in a lump sum cash payment by March 15, 2008. Kodak will withhold from such payment all income, payroll and employment taxes required by applicable law or regulation to be withheld.

     I. Benefits Bearing. In no event will any award under the Plan be "benefits bearing." In other words, the amount of the award will not be taken into account, nor considered for any reason, for purposes of determining any Company provided benefits or compensation to which you are or may become eligible.

2.   Retirement Benefits

     A. On page 8 of the Agreement, the sixth sentence in Section B of the Section headed "Retirement Benefits" is hereby amended in its entirety to read as follows: "By way of example, assuming you complete six (6) or more full years of service with Kodak, your account balance will be credited by $600,000."

     B. On page 9 of the Agreement, Subsection (i) of Section E of the Section headed "Retirement Benefits" is hereby amended in its entirety to read as follows: "(i) be paid in the form of a lump sum payment as soon as administratively practicable following the six-month anniversary of your last day of work (no interest will be paid during the six-month waiting period);"

3.   Miscellaneous

On page 16 of the Agreement, the Section headed "Miscellaneous" is hereby amended to add the following paragraphs to the end of such
Section:

"The arrangements described in this letter agreement are intended to comply with Section 409A of the Internal Revenue Code to the extent such arrangements are subject to that law. The parties agree that they will negotiate in good faith regarding amendments necessary to bring the arrangements into compliance with the terms of that Section or an exemption therefrom as interpreted by guidance issued by the Internal Revenue Service; provided, however, that Kodak may unilaterally amend this agreement for purposes of compliance if, in it's sole discretion, Kodak determines that such amendment would not have a material adverse effect with respect to your rights under the agreement. The parties further agree that to the extent an arrangement described in this letter fails to qualify for exemption from or satisfy the requirements of
Section 409A, the affected arrangement may be operated in compliance with Section 409A pending amendment to the extent authorized by the Internal Revenue Service. In such circumstances Kodak will administer the letter in a manner which adheres as closely as possible to the existing terms and intent of the letter while complying with Section 409A. This paragraph does not restrict Kodak's rights (including, without limitation, the right to amend or terminate) with respect to arrangements described in this letter to the extent such rights are reserved under the terms of such arrangements.

To extent that the terms of this Agreement relate to a compensation or benefit plan, such terms are subject to the provisions of the applicable governing documents (such as plan documents, administrative guides and award notices), which are subject to change.

Except as otherwise provided herein, the benefits described in this Agreement will be administered by the Kodak employee with the title Director of Human Resources for Kodak ("Administrator"), in accordance with the terms of this Agreement. The Administrator will have total and exclusive responsibility to control, operate, manage and administer the Agreement in accordance with its terms and all the authority that may be necessary or helpful to enable him or her to discharge his or her responsibilities with respect to such benefits. Without limiting the generality of the preceding sentence, the Administrator will have the exclusive right to: interpret the this Agreement, decide all questions concerning eligibility for and the amount of benefits payable under this Agreement (including, without limitation, whether Kodak has offered you a reasonably comparable position for purposes of this Agreement), construe any ambiguous provision of the this Agreement, correct any default, supply any omission, reconcile any inconsistency, and decide all questions arising in the administration, interpretation and application of this Agreement. The Administrator will have full discretionary authority in all matters related to the discharge of his or her responsibilities and the exercise of his or her authority under this Agreement, including, without limitation, his or her construction of the terms of this Agreement and his or her determination of eligibility for benefits under this Agreement. It is the intent of this Agreement, as well as both parties hereto, that the decisions of the Administrator and his or her actions with respect to this Agreement will be final and binding upon all persons having or claiming to have any right or interest in or under this Agreement and that no such decision or actions shall be modified upon judicial review unless such decision or action is proven to be arbitrary or capricious."

4.   Remaining Terms of the Agreement

All of the remaining terms of the Agreement, to the extent that they are not inconsistent with this letter agreement, will remain in full force and effect, without amendment or modification.

Your signature below means that:

     1. You have had ample opportunity to discuss the terms and conditions of this letter agreement with an attorney and/or financial advisor of your choice and as a result fully understand its terms and conditions; and

     2. You accept the terms and conditions set forth in this letter agreement; and

     3. This letter agreement supersedes and replaces any and all agreements or understandings, whether written or oral, that you may have had with the Company concerning the matters discussed herein.

If you find the foregoing acceptable, please sign your name on the signature line provided below. Once the letter agreement is executed, please return it directly to my attention.

                              Very truly yours,

                              /s/ Robert L. Berman

                              Robert L. Berman
RLB:gjg

I accept the terms and conditions of this letter agreement.


Signed:  /s/ James T. Langley

          James T. Langley

Dated:  February 28, 2007